                                                              Page 1 of 13 Pages

                                                    Exhibit Index is on page 11.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A


                                 CURRENT REPORT



     Pursuant of Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  October 31, 1996


                            SYQUEST TECHNOLOGY, INC.
                          ------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                         0-19674                94-2793941
         --------                         -------                ----------
(State of Other Jurisdiction      (Commission File Number)     (IRS Employer
   of Incorporation)                                        Identification No.)


               47071 Bayside Parkway, Fremont, California 94538
               ------------------------------------------------
                   (Address of Principal Executive Offices)


                                (510) 226-4000
                                --------------
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
                                --------------
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

ITEM 5.  OTHER EVENTS

SPECIAL STOCKHOLDERS MEETING
----------------------------

     On September 26, 1996, SyQuest Technology, Inc. (the "Company") held a Special Meeting of Stockholders. All of the proposals submitted to the stockholders at the meeting were approved.

     The stockholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 60,000,000 by the following vote:

          For                :   9,240,216
          Against            :   1,237,995
          Abstain            :      87,414
          Broker Non-Vote    :           0

          The amendment was filed with the Delaware Secretary of State on September 27, 1996.

          The stockholders approved the issuance by the Company of more than 2,291,891 shares of Common Stock to the holders of the Company's 7% Cumulative Convertible Preferred Stock, Series 1, by the following vote:

          For                :   4,100,593
          Against            :     832,417
          Abstain            :     113,801
          Broker Non-Vote    :   5,518,814

          The net proceeds from the sale of the 7% Cumulative Convertible Preferred Stock, Series 1, will be treated as equity by the Registrant on its balance sheet as a result of the vote of the stockholders to approve the sale and to increase the number of available shares so that if the preferred stockholders fully convert their preferred shares, there will be a sufficient number of shares of common stock into which the preferred shares can be converted.

          The stockholders approved an increase in the number of shares issuable under the Company's 1991 Stock Option Plan from 4,428,524 shares to 6,000,000 shares by the following vote:

          For                :   2,854,778
          Against            :   2,123,841
          Abstain            :     121,442
          Broker Non-Vote    :   5,465,564

          The stockholders approved an increase in the number of shares issuable under the Company's 1992 Non-Employee Director Stock Option Plan from 250,000 shares to 500,000 shares by the following vote:

          For              :   3,007,488
          Against          :   2,216,623
          Abstain          :     138,942
          Broker Non-Vote  :   5,202,572

          The stockholders approved other amendments to the Company's 1992 Non-Employee Director Stock Option Plan to increase the annual grants of options to the non-employee directors and to provide for a one-time option grant to purchase 30,000 shares to new non-employee directors (which one-time grant will also be made to each non-employee director as of the date of stockholder approval of the amendments). The amendments were approved by the following vote:

          For                :   7,788,555
          Against            :   2,236,833
          Abstain            :     132,952
          Broker Non-Vote    :     407,285


MAINTENANCE OF LISTING ON NASDAQ MARKET
---------------------------------------

          The Company filed today with Nasdaq a pro forma balance sheet (the "Pro Forma Balance Sheet") evidencing the Company's compliance with the net tangible assets and capital and surplus listing requirements of the Nasdaq National Market. Accordingly, the Company anticipates that its Common Stock will continue to be listed on the Nasdaq National Market. A copy of the Pro Forma Balance Sheet is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

          On September 16, 1996, the Company was given a temporary exception from the Nasdaq National Market listing requirements, conditioned on the Company's ability to file a pro forma balance sheet as of September 30, 1996, indicating net tangible assets of at least $2,000,000. The Pro Forma Balance Sheet evidences approximately $7.454 million in net tangible assets. As described in greater detail in the Pro Forma Balance Sheet, the Company's net tangible assets increased primarily as a result of (i) the reclassification from debt to equity, following the Special Meeting of Stockholders and the elimination of certain redemption rights of the holders, of the Company's 7% Cumulative Convertible Preferred Stock, Series 1 in the amount of $18.2 million;
(ii) exchange by certain vendors of the Company of approximately $2.3 million of notes payable for common stock during the fourth quarter of fiscal year 1996, and the exchange of an additional $9.2 million of accounts payable and notes payable for common stock subsequent to September 30, 1996; and (iii) the issuance by the Company, subsequent to September 30, 1996, of its Convertible Preferred Stock, Series 1, and its 5% Cumulative Convertible Preferred Stock, Series 2, as described below, from which the Company received net proceeds of $28.5million.

          The Pro Forma Balance Sheet is unaudited and includes a preliminary estimate of retained earnings at September 30, 1996, as required by Nasdaq in order for the Company to maintain its listing on the Nasdaq National Market. There can be no assurance that the Company's audited consolidated balance sheet as of September 30, 1996, and in particular its retained earnings, following an audit of the Company's consolidated statements of operations, will not be materially different from the information presented in the Pro Forma Balance Sheet.


EXCHANGE OF DEBT FOR EQUITY
---------------------------

          From September 27, 1996, through October 30, 1996, the Company exchanged approximately $11.57 million of its trade debt for shares of its common stock, pursuant to Regulation D under the Securities Act of 1933, as amended, as follows:

                                                    Number
Name of Creditor                   Amount of Debt  of Shares
----------------                   --------------  ---------
Atmel Corporation                   $2,338,524.94    370,488
Petronic International, Inc.        $1,392,440.30    218,422
Freight Solutions International     $1,759,260.64    293,210
SAE Magnetics                       $6,080,397.22    992,717

          Each of the creditors has warranted to the Company that it is an accredited investor. Each of the creditors was given a registration rights agreement whereby the Company is required to register its shares for resale.


SALES OF PREFERRED STOCK
------------------------

     CONVERTIBLE PREFERRED STOCK, SERIES 1

          On October 8, 1996, in reliance on the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder, the Company issued to certain accredited investors 5,500 shares of its Convertible Preferred Stock, Series 1, $0.001 par value per share (the "Convertible Preferred Stock"), at a price of $1,000 per share. The net proceeds to the Company were approximately $5,225,000.

          The proceeds were placed in escrow with AM Capital Management Group. The terms of the Escrow Agreement provide generally that the monies in the escrow account may be used by the Company solely for the Company's business operations and product development, introduction and marketing after October 8, 1996, and to repay certain indebtedness. In order to withdraw monies from the escrow account, the Company's Chief Executive Officer or Chief Financial Officer must request the withdrawal and certify as to the use of the proceeds. The escrow account shall terminate upon the earlier of the withdrawal of all of the monies in the account or upon agreement between the Company and the holders of the Convertible Preferred Stock.


          The rights, preferences and privileges of the Convertible Preferred Stock, as summarized below, are set forth in a Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 1, filed with the Delaware Secretary of State, a copy of which is attached as Exhibit 3.1 to this Form 8-K and incorporated herein by this reference.

          Dividends.  The holders of Convertible Preferred Stock are not
          ---------
entitled to dividends.

          Conversion; Registration.  The Convertible Preferred Stock is
          ------------------------
convertible into Common Stock (the "Conversion Shares"), at the option of the holders, at any time after December 15, 1996. Each share of Convertible Preferred Stock will be convertible into a number of shares of Common Stock equal to: (x) $1,000 (the "Stated Value") plus an additional $50 for each year (prorated on a daily basis for partial years) between October 15, 1996, and the conversion date, (y) divided by a conversion price (the "Conversion Price") which is the lesser of $6.50 per share (the "Fixed Conversion Price") or 85% (the "Conversion Percentage") of the average market price of the Common Stock on the five trading days prior to the conversion. The Convertible Preferred Stock cannot be converted if the converting holder and its affiliates would beneficially own more than 4.9% of the Company's Common Stock at the time of conversion (excluding from the calculation shares of Common Stock issuable upon conversion of the Convertible Preferred Stock).

          The Company has agreed to file a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Conversion Shares and shares issuable upon exercise of the warrants described below, to make its best efforts to have such statement declared effective before January 14, 1997, and to keep such statement effective until the earlier of (a) the date on which the holders of the Convertible Preferred Stock may sell the Conversion Shares and shares issuable upon exercise of the warrants without restriction or (b) the date on which such holders have sold all of their shares of Common Stock and there are no outstanding shares of Convertible Preferred Stock or related warrants to purchase Common Stock.

          If a Registration Statement registering the resale of the Common Stock is not effective by January 14, 1997, or if after such Registration Statement is declared effective by the SEC sales can not be made pursuant to the Registration Statement, the Conversion Percentage shall be reduced 3% per month and the Fixed Conversion Price shall be reduced by $0.195 per month for each month or partial month of such delayed effectiveness or inability to sell.

          Any Convertible Preferred Stock outstanding on October 31, 1998, will automatically convert to Common Stock on that date.


          Redemption -- By Company Upon Receipt of Conversion Notice.  If the
          ----------------------------------------------------------
Company receives a notice of conversion and the Conversion Price is less than three dollars and fifty cents ($3.50) per share, the Company will have the option to redeem all or any portion (pro rated if less than all is redeemed) of the Convertible Preferred Shares submitted for conversion, in lieu of conversion. The redemption price ("Redemption Rate") to be paid per share of Convertible Preferred Stock is an amount equal to (x) the number of shares of Common Stock that would otherwise be issuable on the date of conversion, multiplied by (y) the closing bid price of the Common Stock on the conversion date. Each holder of Convertible Preferred Stock shall have the right to require the Company to provide advance notice stating whether the Company will elect to redeem such holder's Convertible Preferred Stock in cash should such holder submit such shares for conversion.


          Redemption--By Company at its Election.  Commencing April 1, 1997, the
          --------------------------------------
Company shall have the option to redeem, from time to time, any or all of the Convertible Preferred Shares upon delivery of 30 days' advance written notice, provided that the Company shall only be entitled to redeem Convertible Preferred Stock which together with Series 2 Preferred Stock being redeemed at the same time has an aggregate Stated Value of at least $5,000,000. Stated Value shall equal $1,000 per share of Convertible Preferred Stock or Series 2 Preferred Stock (together, the "New Preferred Stock"). The redemption price shall equal the greater of (x) the Redemption Rate calculated on the date the Company delivers notice of redemption, and (y) a percentage of Stated Value of the Convertible Preferred Stock, which percentage will vary depending upon the date of redemption as follows:


 Date of Redemption at the Company's   % of Stated
              Election                    Value
 -----------------------------------   -----------
April 1, 1997 to March 31, 1998                125%
April 1, 1998 to October 31, 1998              120%

Notwithstanding the above, any holder of Convertible Preferred Stock may convert such Convertible Preferred Stock into Common Stock, as described above, prior to the close of business on the day prior to the date of redemption at the Company's election, including Convertible Preferred Stock selected for redemption at the Company's election; provided, however, that the Company shall still be entitled, as described above, to exercise its right to redeem Convertible Preferred Stock upon its receipt of a notice of conversion.

          Redemption at Option of Holders.  If Edward L. Marinaro and Edwin L.
          -------------------------------
Harper shall both cease to be directors and officers of the Company (a "Change of Control") other than as a result of the Company's consolidation with or merger into any other corporation or the reclassification of the Company's outstanding shares, holders of Convertible Preferred Stock shall have the option to require the Company to redeem all or a portion of such Convertible Preferred Stock for Common Stock with a value equal to the greater of: 125% of Stated Value and the Redemption Rate calculated as of the date such Change of Control occurs.

          Merger.  If the Company consolidates, merges or reclassifies its
          ------
outstanding Common Stock, the holders of Convertible Preferred Stock are entitled to receive the greater of (a) their share of any consideration on an as-converted basis, or (b) $1,250.00 per share of Convertible Preferred Stock, payable (at the Company's election) in Common Stock. The Company must give at least 5 and not more than 10 days notice of a merger or reclassification, but such notice is not required prior to public announcement of any such transaction.

          Nonvoting.  The Convertible Preferred Stock is nonvoting, except as
          ---------
required by law.

          Warrants.  Upon conversion of Convertible Preferred Stock, the holders
          --------
of the Convertible Preferred Stock will receive, for each 3 shares of Common Stock acquired through conversion of Convertible Preferred Stock, a warrant to purchase 1 share of Common Stock at a price which is the lesser of $7.15 per share or 110% of the average market price of the Common Stock on the 5 trading days prior to the date of the related conversion of the Convertible Preferred Stock. Such warrants will expire 3 years after the date of the related conversion of the Convertible Preferred Stock.

          Liquidation Preference.  In liquidation, the holders of the
          ----------------------
Convertible Preferred Stock receive their Stated Value before the holders of Common Stock receive any cash or assets on liquidation.

          Other Preferred.  The Company may issue or authorize preferred stock
          ---------------
that is junior to the Convertible Preferred Stock in respect of preferences as to payments upon liquidation, dissolution and winding up, provided that the Company may issue preferred stock of equal rank to Beijing Legend Group, Ltd. or any of its affiliates or successors if such parties have entered into or agreed to enter into a joint venture or other business relationship with the Company.

          Vote to Amend Preferred.  Holders of two-thirds of the outstanding
          -----------------------
shares of Convertible Preferred Stock must approve any amendment to its terms. If any material changes are made to the terms of the Series 2 Preferred Stock, holders of Convertible Preferred Stock shall be entitled, upon approval of two-thirds of the outstanding shares of Convertible Preferred Stock, to comparable changes.

          Amendment of Convertible Preferred Stock; Additional Warrants.  On
          -------------------------------------------------------------
October 31, 1996, the Company and the majority of Convertible Preferred Stockholders agreed to amend the terms of the Convertible Preferred Stock to (i) remove restrictions on certain common equity sales and (ii) provide that any redemption upon a Change in Control or business combination may be paid by the Company in shares of Common Stock instead of cash. As part of this amendment, the Company granted the holders of Convertible Preferred Stock warrants to acquire 550,000 shares of Common Stock at a price of $5.50 per share, which warrants have a 3-year term.

     SERIES 2 PREFERRED STOCK

          On October 8, 1996, in reliance on the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and related Rule 506 of Regulation D thereunder, the Company issued to various accredited investors 24,500 shares of its 5% Cumulative Convertible Preferred Stock, Series 2, $0.001 par value per share (the "Series 2 Preferred Stock"), at a price of $1,000 per share. The net proceeds to the Company were approximately $23,275,000. The proceeds were placed in escrow with AM Capital Management Group pursuant to escrow agreements with generally the same terms described above with respect to the escrow of the funds from the Convertible Preferred Stock sale.

          The rights, preferences and privileges of the Series 2 Preferred Stock, as summarized below, are set forth in a Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State, a copy of which is attached as Exhibit 3.2 to this Form 8-K and incorporated herein by this reference.

          Dividends.  Cumulative dividends accrue on the Series 2 Preferred
          ---------
Stock at an annual rate of 5%. Such dividends are payable quarterly in cash (or, at the Company's option, Common Stock valued at the average market price of the Common Stock on the five trading days prior to the dividend payment date ("Dividend Shares"), except when the number of shares to be issued would cause the holders of the Series 2 Preferred Stock to beneficially own a number of shares of Common Stock in excess of certain numeric limits described below).

          Conversion; Registration.  The Series 2 Preferred Stock is convertible
          ------------------------
into Common Stock (the "Conversion Shares") at the option of the holders after December 15, 1996, at a conversion price which is the lesser of $6.50 per share (the "Fixed Conversion Price") or 85% (the "Conversion Percentage") of the average market price of the Common Stock on the five trading days prior to the conversion. The Series 2 Preferred Stock cannot be converted if the converting holder and its respective affiliates would beneficially own more than 4.9% of the Company's Common Stock at the time of conversion (excluding from the calculation shares of Common Stock issuable upon conversion of the Series 2 Preferred Stock).

          The Company has agreed to file a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Conversion Shares, the Dividend Shares and shares issued upon exercise of the warrants described below, to use its best efforts to have such statement declared effective within 90 days, and to keep such statement effective until the earlier of (a) the date on which the holders of the Series 2 Preferred Stock may sell the Conversion Shares, the Dividend Shares and shares issuable upon exercise of the warrants without restriction or (b) the date on which such holders have sold all of their shares of Common Stock and there are no outstanding shares of Series 2 Preferred Stock or related warrants to purchase Common Stock.

          If a Registration Statement registering the resale of the Common Stock is not effective within 90 days, then the Conversion Percentage and the Fixed Conversion Rate are reduced at the rate of 3 percentage points per month of delay.

          At any time within the 120-day period after the Registration Statement is declared effective (the "First Redemption Period"), the Company may redeem any or all of the Series 2 Preferred Stock if the average market price for the Common Stock for any period of 5 consecutive trading days is less than $3.00 per share, or at any time after the First Redemption Period so long as the average market price per share of the Common Stock is $3.00 or more. The redemption price will be the greater of (a) the product of the average market price per share of the Common Stock for the 5 trading days preceding a redemption notice multiplied by the number of shares of Common Stock into which a Series 2 Preferred Share is convertible on the trading day preceding the redemption notice, and (b) $1,176.47. Notwithstanding the above, any holder may convert its Series 2 Preferred Stock into Common Stock prior to the close of business on the fifth trading day prior to the date of redemption.

          Merger.  A holder of Series 2 Preferred Stock is entitled to receive
          ------
its share of consideration on an as-converted basis if the Company merges or reclassifies its outstanding Common Stock. The Company must give 75 days' notice of merger or reclassification.

          Nonvoting.  The Series 2 Preferred Stock is nonvoting, except as
          ---------
required by law.


          Warrants.  Upon conversion of Series 2 Preferred Stock, the holders of
          --------
the Series 2 Preferred Stock will receive, for each 3 shares of Common Stock acquired through conversion of Series 2 Preferred Stock, a warrant to purchase
1 share of Common Stock at a price which is the lesser of (a) $7.15 per share or (b) 110% of the average market price of the Common Stock on the 5 trading days prior to the date of the related conversion of the Series 2 Preferred Stock. Such warrants will expire 3 years after the date of the related conversion of the Series 2 Preferred Stock.

          Liquidation Preference.  In liquidation, the holders of the Series 2
          ----------------------
Preferred Stock receive their original purchase price plus any accrued but unpaid dividends before the holders of Common Stock receive any cash or assets on liquidation.

          Other Preferred.  The Company may issue or authorize preferred stock
          ---------------
that is junior to the Series 2 Preferred Stock in respect of preferences as to payments upon liquidation, dissolution and winding up, provided that the Company may issue preferred stock of equal rank to Beijing Legend Group, Ltd. or any of its affiliates or successors if such parties have entered into or agreed to enter into a joint venture or other business relationship with the Company.



          THE FOREGOING DESCRIPTION OF THE DEBT TO EQUITY CONVERSIONS AND THE RIGHTS OF CONVERTIBLE PREFERRED STOCK AND SERIES 2 PREFERRED STOCK DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN IT ENTIRETY BY REFERENCE TO THE EXHIBITS TO THIS FORM 8-K, EACH OF WHICH IS INCORPORATED HEREIN BY REFERENCE.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits
          --------


     3.1 Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 1, as amended and agreed to be amended.


     3.2 Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 2.

     10.1 Securities Purchase Agreement dated as of October 8, 1996 among the Company and the buyers of the Convertible Preferred Stock, Series 1 including the following exhibits: Form of Warrant, Form of Registration Rights Agreement, Form of Escrow Agreement and certain Schedules to the representations.


     10.2 Securities Purchase Agreement dated as of October 8, 1996 among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations.

     10.3 Securities Purchase Agreement dated as of October 8, 1996 among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations.


     10.4 Securities Purchase Agreement dated as of October 8, 1996 among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations.


     10.5 Securities Purchase Agreement dated as of October 8, 1996 among the Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations.

     10.6 Securities Purchase Agreement dated as of September 27, 1996, between the Company and Atmel Corporation, including the exhibit Form of Registration Rights Agreement.

     10.7 Securities Purchase Agreement dated as of October 18, 1996, between the Company and Petronic International, Inc., including the exhibit Form of Registration Rights Agreement.

     10.8 Securities Purchase Agreement dated as of October 24, 1996, between the Company and SAE Magnetics (HK) Ltd., including the exhibit Form of Registration Rights Agreement.

     10.9 Securities Purchase Agreement dated as of October 25, 1996, between the Company and Freight Solutions International, including the exhibit Form of Registration Rights Agreement.

     99.1 Pro Forma Balance Sheet of the Company as of September 30, 1996.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE:  October 31, 1996              SYQUEST TECHNOLOGY, INC.
                                          (Registrant)


                                     By: /s/ Edwin L. Harper
                                         ----------------------------------
                                             Edwin L. Harper, President and
                                                Chief Executive Officer

                                 EXHIBIT INDEX

EXHIBIT                                                                            PAGE
NUMBER                                                                            NUMBER
-------                                                                           ------

3.1      Certificate of Designations, Preferences and Rights of Convertible
         Preferred Stock, Series 1, as amended and agreed to be amended

3.2      Certificate of Designations, Preferences and Rights of 5% Cumulative
         Convertible Preferred Stock, Series 2.

10.1     Securities Purchase Agreement dated as of October 8, 1996 among the
         Company and the buyers of the Convertible Preferred Stock, Series 1 including the following exhibits: Form of Warrant, Form of Registration
         Rights Agreement, Form of Escrow Agreement and certain Schedules to the representations.

10.2     Securities Purchase Agreement dated as of October 8, 1996 among the
         Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations.

10.3     Securities Purchase Agreement dated as of October 8, 1996 among the
         Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations.

10.4     Securities Purchase Agreement dated as of October 8, 1996 among the
         Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations.

10.5     Securities Purchase Agreement dated as of October 8, 1996 among the
         Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant, Form of Registration Rights Agreement and certain Schedules to the representations.


EXHIBIT                                                                               PAGE
NUMBER                                                                               NUMBER
-------                                                                              ------
10.6     Securities Purchase Agreement dated as of September 27, 1996, between the
         Company and Atmel Corporation, including the exhibit Form of Registration
         Rights Agreement.

10.7     Securities Purchase Agreement dated as of October 18, 1996, between the
         Company and Petronic International, Inc., including the exhibit Form of Registration Rights Agreement.

10.8     Securities Purchase Agreement dated as of October 24, 1996, between the
         Company and SAE Magnetics (HK) Ltd., including the exhibit Form of
         Registration Rights Agreement.

10.9     Securities Purchase Agreement dated as of October 25, 1996, between the
         Company and Freight Solutions International, including the exhibit Form of
         Registration Rights Agreement.

99.1     Pro Forma Balance Sheet of the Company as of September 30, 1996.
